EXHIBIT 10.12

AMENDMENT ONE TO

DUKE REALTY SERVICES LIMITED PARTNERSHIP

1993 STOCK OPTION PLAN

WHEREAS, Duke Realty Services Limited Partnership (“Partnership”) maintains the Duke Realty Services Limited Partnership 1993 Stock Option Plan (“Plan”), which became effective as of July 29, 1993; and

WHEREAS, pursuant to the provisions of Section 12 of the Plan, the Board of Directors of Duke Services, Inc. retained the right to amend, suspend or terminate the Plan or any portion thereof at any time; and

WHEREAS, by corporate resolutions, Duke Services, Inc. has approved and adopted this Amendment One to the Plan, effective as of September 30, 1995, contingent upon the approval and adoption of a new stock option plan for officers and key employees of Duke Realty Investments, Inc. by the Board of Directors and shareholders thereof;

NOW, THEREFORE, Duke Realty Services, Inc. hereby amends the Plan as follows:

1.             New Section 13 of the Plan, regarding the discontinuance of the grant of options thereunder, is hereby added to the Plan to read as follows:

“13.         Discontinuance of Grant of Options.  No options shall be granted under the Plan, effective as of September 30, 1995.  All options granted under the Plan prior to such date, which lapse or otherwise terminate, will not be made available for reissuance under the Plan.”

2.             New Section 14 of the Plan, regarding termination of the Plan, is hereby added to the Plan to read as follows:

“14.         Termination of Plan.  The Plan is terminated effective as of September 30, 1995, subject to the approval and adoption of a new stock option plan for officers and key employees of Duke Realty Investments, Inc. by the board of directors and shareholders thereof.  All options, and their related stock option agreements, which were granted prior to September 30, 1995 shall remain in full force and effect pursuant to their terms.”

The Plan shall remain the same in all other respects except as provided by Amendment One above.

IN WITNESS WHEREOF, Duke Services, Inc., by its officers thereunder duly authorized, adopts on behalf of Duke Realty Services Limited Partnership this Amendment One this 26(th) day of October,1995, but effective as of September 30, 1995.